SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2004

MINORPLANET SYSTEMS USA, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26140	51-0352879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 301-2000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE
ITEM 9. OTHER EVENTS AND REGULATION FD DISCLOSURE
Item 7. Financial Statements and Exhibits
SIGNATURES
Compromise and Settlement Agreement
Third Amended Joint Plan of Reorganization
Settlement Letter

     ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     VMI License Settlement.

     The Company currently believes that it must modify its current automatic vehicle location (“AVL”) business model to a recurring revenue model in order to create long term enterprise value for its stockholders. The Company has further determined that in order to fully exploit the AVL market in the U.S. in a recurring revenue business model, the Company must develop and introduce an AVL product which utilizes general packet radio service (“GPRS”) for data transmission along with the AVL software which is hosted by the Company in a service bureau environment allowing customers to access their data via the Internet or dedicated frame relay. The Company further believes that a GPRS-enabled AVL mobile unit will provide substantial savings in wireless transmission costs over the current GSM circuit-switched data VMI unit and will further allow the Company to substantially reduce its customer support and maintenance costs by avoiding costly maintenance visits to customer premises to service the CCC component of the VMI system.

     In early 2003, the Company requested that Minorplanet UK develop a GRPS-enabled VMI unit and modify the VMI software to be hosted in a web environment. Minorplanet UK initially scheduled delivery of the GPRS-enabled mobile unit and web-hosted software on or before September 2003. However, to date, Minorplanet UK has been unable to deliver a commercially viable GPRS-enabled mobile unit and web-hosted software and recently announced that it had elected to outsource the development of web-hosted software, which would not be available until mid-2005.

     In conjunction with its development of the next-generation product for the SBC Companies, the Company commenced the internal development a GPRS-enabled mobile unit and web-hosted AVL software in January 2004, which can be hosted by the Company using its existing NSC complex with minor modifications and minimal capital expenditures (the “Next Generation Product”). Customers using the Next Generation Product will access their data via the Internet or dedicated frame relay. The Company currently anticipates commercially launching the Next Generation Product by the end of year 2004. There can be no assurances that the Company will be able to commercially launch the Next Generation Product by the end of year 2004, and failure to do so may have a material adverse impact on the Company’s business, financial condition and results of operations.

     Accordingly, the Company notified Minorplanet UK that it intended to reject the VMI License as part of the its plan of reorganization and initiated negotiations with Minorplanet UK for a temporary use license to market and sell the VMI product until the Company’s Next Generation Product is commercially available to ensure a smooth transition to the Next Generation Product.

     On June 14, 2004, the United States Bankruptcy Court for the Northern District of Texas (Dallas Division) approved a Compromise and Settlement Agreement (the “Agreement”) by and among (i) Minorplanet Systems USA, Inc., Caren (292) Limited, and Minorplanet Systems USA Limited and (ii) Minorplanet Limited and Minorplanet Systems plc regarding the license agreement for the Vehicle Management Information (“VMI”) technology which allows the Company to use, market and sell the VMI technology until December 31, 2004. A copy of the VMI Settlement Agreement executed on June 17, 2004 is attached hereto as Exhibit 99.1.

     The material terms of the VMI Settlement Agreement include the following:

(1)	On June 30, 2004, the VMI license agreement converts to a nonexclusive license until December 31, 2004 when it shall terminate.

(2)	From the period beginning June 30, 2004 through December 31, 2004, the territory in which the Company may market, sell and use the VMI System shall be reduced to the following metropolitan areas: Los Angeles, California; Atlanta, Georgia; Dallas, Texas; and Houston, Texas.

(3)	On July 31, 2004, the Company shall no longer use the name, “Minorplanet,” nor any derivative thereof, and shall remove and refrain from using any references to said name.

(4)	The Company shall provide Minorplanet Limited, at no cost, 100 AEM 3000 VMI units to USA specifications with accompanying special tariff SIM’s for T-Mobile.

(5)	Minorplanet Limited shall be allowed a general unsecured claim in the amount of $1,000,000.00 in Minorplanet Systems USA Limited’s bankruptcy case no. 04-31202-SAF-11. On the Effective Date, Minorplanet Limited shall release and waive its administrative claim and, as of such date, shall waive any future R&D fees due under Section 16.4 of the VMI license agreement.

(6)	The Company provided to Minorplanet Limited or Minorplanet Systems plc a general release of any and all claims which could have been asserted against Minorplanet Limited or Minorplanet Systems plc by the Debtors.

     Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”) requires management of the Company to review for impairment of its long lived assets, whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable and exceeds its fair value. Management used an expected present value technique to estimate the fair value of the VMI license right at $2.8 million as of May 31, 2004. Thus, the Company recognized an impairment loss of $28.8 million during May.

     ITEM 9. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On June 22, 2004, Minorplanet Systems USA, Inc. and its subsidiaries Caren (292) Limited and Minorplanet Systems USA Limited (collectively referred to as the “Company”) filed their Debtors’ Third Amended Joint Plan of Reorganization (“Plan”) with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). A copy of the Plan is attached hereto as Exhibit 99.2.

     The Company reserves the right to modify the Plan either before or after the confirmation date to the fullest extent permitted under section 1127 of the United States Bankruptcy Code (the

“Bankruptcy Code”) and Bankruptcy Rule 3019, including but not limited to modifications necessary to negotiate the resolution of an objection to confirmation of the Plan. The Company may withdraw the Plan at any time before the confirmation date, or thereafter prior to the effective date of the Plan. The Company may amend the Plan before or after the effective date of the Plan as provided in section 1127 of the Bankruptcy Code.

     The Plan provides for cancellation of all outstanding common stock (“Prior Equity Holders”) and other equity interests in the Company and the issuance of 7,000,000 shares of new common stock (“New Common Stock”) in satisfaction of the claims of allowed unsecured creditors and Prior Equity Holders. The Plan provides that the New Common Stock would be issued and distributed in accordance with the terms of the Plan without further act or action under applicable law, regulation, order or rule and shall be exempt from registration under applicable securities law pursuant to section 1145(a) of the Bankruptcy Code.

     On June 17, 2004, the Company and the Official Unsecured Creditors Committee (the “Committee”) reached agreement on several matters regarding the Plan and executed a settlement letter, subject to approval by the United States Bankruptcy Court. A copy of the Settlement Letter is attached hereto as Exhibit 99.3.

     The material terms of the Settlement Letter include the following:

•	For purposes of the Plan, the Company and Committee agreed that the value of the reorganized Company shall be equal to $25.333 million, such that holders of allowed unsecured claims under the Plan shall receive 75%, and Prior Equity Holders shall receive 25%, of the 7,000,000 shares of New Common Stock issued upon confirmation of the Plan.

•	The Company and the Committee reached agreement on the composition of the new Board of Directors of the Company upon emergence from bankruptcy as set forth in the Settlement Letter.

•	The Company and the Committee reached agreement on the general terms and conditions of new employment agreements for senior management of the reorganized Company, which are set forth in the term sheet attached to the Settlement Letter.

•	The Company and the Committee reached agreement on the general terms and conditions under which restricted shares will be issued to senior management of the reorganized Company, which are set forth in the term sheet attached to the Settlement Letter.

•	The Company, HFS Minor Planet Funding LLC (“HFS”) and the Committee agreed to amend the April 15, 2004 letter agreement so that the minimum price per share at which HFS may convert the unpaid principal and accrued interest due under the $1.575 million promissory note into common stock of the Company, shall be set at $3.62 per share of common stock, provided that such amount shall be reduced (i) by twenty percent (20%) if such unpaid principal and accrued interest is converted within one (1) year after the date the promissory note was issued or (ii) by fifteen percent (15%) if such unpaid principal and accrued interest is converted more than one (1) year after the date the promissory note was issued.

•	The Committee agreed that it would not object to, and both the Committee and the Debtors, using their best efforts, will affirmatively support approval of the Plan, settlement and confirmation of the Plan, in the form as modified by the terms hereof.

     The Company believes that the Settlement Letter is in the best interest of the creditors and the Prior Equity holders eliminating the uncertainty, time and additional expense associated with protracted litigation over these issues with the Committee in the bankruptcy court. The hearing on confirmation of the Company’s Plan of Reorganization, including approval of the Settlement Letter, and the HFS financing is currently set for Monday, June 28, 2004 at 1:30 p.m.

Limitation on Incorporation by Reference

     In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) furnished pursuant to Item 9 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 7. Financial Statements and Exhibits

     (c) Exhibit. The following exhibits are filed with this document:

Exhibit No.	Description
99.1	Compromise and Settlement Agreement (the “Agreement”) by and among (i) the Company and (ii) Minorplanet Limited and Minorplanet Systems plc approved by the United States Bankruptcy Court for the Northern District of Texas (Dallas Division) on June 14, 2004.

99.2	Third Amended Joint Plan of Reorganization dated June 20, 2004 filed with the United States Bankruptcy Court for the Northern District of Texas (Dallas Division) on June 22, 2004.

99.3	Settlement Letter executed between the Company and the Official Unsecured Creditors Committee on June 17, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINORPLANET SYSTEMS USA, INC.

/s/ J. Raymond Bilbao

J. Raymond Bilbao
Senior Vice President, General Counsel & Secretary

Date: June 23, 2004

Exhibit No.	Description
99.1	Compromise and Settlement Agreement (the “Agreement”) by and among (i) the Company and (ii) Minorplanet Limited and Minorplanet Systems plc approved by the United States Bankruptcy Court for the Northern District of Texas (Dallas Division) on June 14, 2004.

99.2	Third Amended Joint Plan of Reorganization dated June 20, 2004 filed with the United States Bankruptcy Court for the Northern District of Texas (Dallas Division) on June 22, 2004

99.3	Settlement Letter and Term Sheet executed between the Company and the Official Unsecured Creditors Committee on June 17, 2004.